File Pursuant to Rule 424(b)(5)
Registration Statement No. 333-200291
 PROSPECTUS SUPPLEMENT
(to Prospectus dated December 3, 2014)

Up to $10,000,000 of Shares
Common Stock

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co. relating to shares of our common stock, $0.01 par value per share (“Common Stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, we may offer and sell Common Stock having an aggregate offering price of up to $10,000,000 from time to time through Cantor Fitzgerald & Co., acting as agent.
Our Common Stock is traded on the The NASDAQ Capital Market under the symbol “MPET.” On December 23, 2014, the closing price of our Common Stock as reported on the The NASDAQ Capital Market was $0.90 per share.
 Sales of our Common Stock, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The NASDAQ Capital Market, the existing trading market for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald & Co. will act as sales agent using commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
 Cantor Fitzgerald & Co. will be entitled to compensation at a fixed commission rate of three percent (3.0%) of the gross sales price per share sold through it as our agent under the sales agreement. In connection with the sale of our Common Stock on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our securities involves a high degree of risk. You should carefully read the ‘‘Risk Factors’’ section beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 24, 2014.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, issue and sell in one or more series or classes our Common Stock, preferred stock, warrants to purchase Common Stock or preferred stock, and/or units consisting of any combination of our Common Stock, preferred stock, and warrants in one or more offerings up to an aggregate maximum offering price of $100 million (or its equivalent in foreign or composite currencies).

We provide information to you about this offering of our Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information regarding our Common Stock, preferred stock, warrants to purchase Common Stock or preferred stock, and/or units consisting of any combination of our Common Stock, preferred stock, and warrants, and other information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Cantor Fitzgerald & Co. has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell our Common Stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, references to “Magellan,” “the Company,” “we,” “us” or “our” refer to Magellan Petroleum Corporation and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.magellanpetroleum.com. However, information on our website will not be considered a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 18, 2014, including the information incorporated therein from our definitive proxy statement on Schedule 14A filed with the SEC on October 28, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed with the SEC on November 13, 2014;

•
our Current Reports on Form 8-K as filed with the SEC on October 16, 2014 (with respect to Item 1.01 of Form 8-K), November 6, 2014 (with respect to Item 5.02 of Form 8-K), December 5, 2014, and December 12, 2014; and

•	the description of our Common Stock contained in the Form 8-K filed with the SEC on June 26, 2013, as the same may be further amended from time to time.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:

Magellan Petroleum Corporation
Attention: Corporate Secretary
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Telephone No.: (720) 484-2400

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus supplement, including information in documents incorporated by reference in this prospectus supplement, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our consolidated financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements.
Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement and include such factors as:

•
the volatility of oil and natural gas prices and the effect it may have on our profitability, financial condition, cash flows, access to capital, and the ability to grow production volumes and/or reserves;

•
whether the workovers, recompletions, water shutoff technologies, CO2-enhanced oil recovery initiatives, and other drilling efforts at our Poplar properties will result in increased production and cash generation and/or will otherwise result in the successful development of Poplar;

•	whether seismic data will confirm the resource potential of our NT/P82 permit in Australia;

•
uncertainties about the production levels from the properties in which we, through our subsidiaries, have interests, the recoverable reserves at those properties, whether we can obtain the necessary gathering, transportation, and processing capacity to enable the sale of production from those reserves, and the prices that will ultimately be applied to the sale of those reserves;

•	whether we can successfully achieve cost savings while delivering revenue growth;

•	the possibility that exploration and development drilling may not result in commercially producible reserves, or may not otherwise meet our expectations for reserves or production;

•
operational and environmental risks, hazards, and uncertainties in exploration, development, and production activities that could result in substantial losses, including uncertainties regarding our ability to obtain necessary supplies for our development and production programs, such as necessary supplies of CO2 for our CO2-enhanced oil recovery initiative at Poplar;

•	delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	risks associated with equipment procurement and equipment failure;

•	imprecision in the estimates of our actual quantities and present value of proved oil and gas reserves, and uncertainties in the estimates of our actual quantities of non-proved oil and gas reserves;

•	access to capital markets and other uncertainties related to funding; and

•	complex laws and regulations, including environmental regulations, that result in substantial costs and other risks.

The forward-looking statements in this prospectus supplement speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

Our Business

Magellan is an independent oil and gas exploration and production company focused on the development of CO2-enhanced oil recovery (“CO2-EOR”) projects in the Rocky Mountain region. Historically active internationally, Magellan also owns significant exploration acreage in the Weald Basin, onshore UK, and an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia, which the Company currently plans to farmout. We conduct our operations through three wholly owned subsidiaries corresponding to the geographical areas in which the Company operates: Nautilus Poplar LLC in the US, Magellan Petroleum (UK) Limited in the United Kingdom, and Magellan Petroleum Australia Pty Ltd in Australia.

Our strategy is to enhance shareholder value by maximizing the value of our CO2-EOR business and our international projects.  We are committed to efficiently investing financial, technical and management capital in our projects in order to achieve the greatest risk-adjusted value and returns for our shareholders.

We were founded in 1957 and incorporated in Delaware in 1967. Our principal executive offices are located at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203, and our phone number is (720) 484-2400. We maintain a website at http://www.magellanpetroleum.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

The Offering

Issuer	Magellan Petroleum Corporation, a Delaware corporation.
Common stock offered	Common Stock having an aggregate offering price of up to $10,000,000.
Common stock to be outstanding after this offering
Up to 56,864,555 shares (as more fully described in the notes following this table), assuming sales of 11,111,111 shares of our Common Stock in this offering at an offering price of $0.90 per share, which was the last reported sale price of our Common Stock on The NASDAQ Capital Market on December 23, 2014. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering
“At-the-market offering” that may be made from time to time on The NASDAQ Capital Market or any other market for our Common Stock in the United States through our sales agent, Cantor Fitzgerald & Co., including in privately negotiated transactions. Please see “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of Proceeds
We expect to use the net proceeds from any sale of Common Stock offered by this prospectus supplement for general corporate purposes and working capital. Please see “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors
Investing in our Common Stock involves a high degree of risk. Please see “Risk Factors” on page S-7 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our Common Stock.

NASDAQ Capital Market symbol	Our Common Stock is listed on The NASDAQ Capital Market under the symbol “MPET.”

The information above regarding the number of shares of our Common Stock outstanding is based on 45,753,444 shares of Common Stock outstanding as of September 30, 2014. The number of shares of our Common Stock outstanding as of that date does not include: (i) 9,425,114 treasury shares held by us, (ii) 10,042,863 shares reserved for issuance under our equity compensation plans, or (iii) 20,089,436 shares issuable upon conversion of our outstanding Series A convertible preferred stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which is incorporated in this prospectus supplement by reference. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Resales of our Common Stock in the public market following the offering may cause its market price to fall.

We will issue Common Stock from time to time in connection with this offering. This issuance from time to time of these new shares of our Common Stock, or our ability to issue these shares of Common Stock in this offering, could result in resales of our Common Stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our Common Stock in the public market following this offering, the market price of our Common Stock could fall.

If you purchase the Common Stock sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our Common Stock being offered may be higher than the book value per share of our Common Stock, you may suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. The issuance of additional shares of our Common Stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from this offering, if any, will be used for general corporate purposes and working capital. However, we have not determined the specific use of the net proceeds from this offering. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

USE OF PROCEEDS
The net proceeds from the sale of Common Stock offered pursuant to this prospectus supplement will be used for general corporate purposes and working capital, which may include the payment of quarterly dividends on the outstanding shares of our Series A convertible preferred stock and the repayment of indebtedness under our senior secured revolving line of credit note with West Texas State Bank (the “Line of Credit Note”). The Line of Credit Note allows us to borrow up to $8.0 million at a floating interest rate based on the Wall Street Journal Prime Rate, which is currently 3.25%. The Line of Credit Note matures on September 30, 2015. We entered into the Line of Credit Note on September 17, 2014 to finance development activity at our Poplar properties and to provide general working capital. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
We will bear all of the expenses of the offering of the Common Stock, and such expenses will be paid out of our general funds.
We cannot guarantee that we will receive any proceeds in connection with the Common Stock offered pursuant to this prospectus supplement because we may choose not to issue any of the Common Stock covered by this prospectus supplement.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor, under which we may issue and sell shares of our Common Stock having an aggregate gross sales price of up to $10,000,000 from time to time through Cantor acting as agent. The sales agreement will be filed as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated by reference in this prospectus supplement.
Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our Common Stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our Common Stock or to or through a market maker. Cantor may also sell our Common Stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Common Stock upon notice and subject to other conditions.
    We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our Common Stock. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the aggregate gross sales price per share for any sales sold through it as our agent under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $100,000.

    Settlement for sales of Common Stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

    Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Common Stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Common Stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our Common Stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon 10 days’ prior notice.

    Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will refrain from engaging in any market making activities involving our Common Stock.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuance and sale of the Common Stock offered by this prospectus supplement. Cantor Fitzgerald & Co. is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of June 30, 2014 and 2013, and for the fiscal years ended June 30, 2014 and 2013, have been audited by EKS&H LLLP, an independent registered public accounting firm, and are incorporated herein by reference in reliance on their report dated September 18, 2014, and upon their authority as experts in accounting and auditing.

Certain information with respect to our oil and natural gas reserves incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 is based on the engineering report of Allen & Crouch Petroleum Engineers, Inc., a firm of independent petroleum engineers. Such information is incorporated in this prospectus supplement in reliance on the authority of such firm as experts in petroleum engineering.

PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Warrants
Units
We may issue and sell from time to time our common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units consisting of any combination of common stock, preferred stock, and warrants (all of the foregoing, collectively, the “Securities”) on terms to be determined at the time of sale. We may offer the Securities separately or together in one or more offerings with a maximum aggregate offering price of $100 million or the equivalent thereof in one or more currencies. We will bear all expenses of registration incurred in connection with this offering.
We will provide a prospectus supplement each time we issue Securities, describing the specific terms of the securities being sold as well as the specific terms of that offering. You should carefully read this prospectus and any prospectus supplement, including any information incorporated herein and therein by reference, before you invest. This prospectus may not be used to offer or sell the Securities unless accompanied by a prospectus supplement for the securities being sold.
We may sell the Securities directly to you on a delayed or continuous basis directly by us, through dealers, agents, or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents, or underwriters are involved in the sale of the Securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.
Our registration of the Securities covered by this prospectus does not mean that we will offer or sell any of the Securities. We may sell the Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we may sell the Securities in the section entitled “Plan of Distribution” beginning on page 6.
Our common stock is traded on The NASDAQ Capital Market® under the symbol “MPET”. On November 14, 2014, the closing price of our common stock as reported on the The NASDAQ Capital Market® was $1.37 per share. None of the other securities offered under this prospectus are publicly traded.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE ‘‘RISK FACTORS’’ SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 3, 2014.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, issue and sell in one or more series or classes our common stock, preferred stock, warrants, and/or units consisting of any combination of our common stock, preferred stock, and warrants in one or more offerings up to an aggregate maximum offering price of $100 million (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of us and the Securities. Each time we sell Securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the particular offering and the terms of the Securities being sold. You should read both this prospectus and any prospectus supplement, together with additional information incorporated by reference in this prospectus, before making an investment in our Securities. For further information about our business and our Securities, you should refer to the registration statement and our reports incorporated by reference in this prospectus, as described in the “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” sections below. We may use this prospectus to sell Securities only if it is accompanied by a prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference, is accurate as of any date other than the date of such document.
In this prospectus, references to “Magellan,” “the Company,” “we,” “us” or “our” refer to Magellan Petroleum Corporation and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.magellanpetroleum.com. However, information on our website will not be considered a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 18, 2014, including the information incorporated therein from our definitive proxy statement on Schedule 14A filed with the SEC on October 28, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed with the SEC on November 13, 2014;

•	our Current Reports on Form 8-K as filed with the SEC on October 16, 2014, (with respect to Item 1.01 of Form 8-K) and November 6, 2014 (with respect to Item 5.02 of Form 8-K); and

•	the description of our common stock contained in the Form 8-K filed with the SEC on June 26, 2013, as the same may be further amended from time to time.
All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:
Magellan Petroleum Corporation
Attention: Corporate Secretary
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Telephone No.: (720) 484-2400
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT MAGELLAN PETROLEUM CORPORATION
Magellan is an independent oil and gas exploration and production company focused on the development of a CO2-enhanced oil recovery (“CO2-EOR”) program at Poplar Dome in eastern Montana and the exploration of conventional and unconventional hydrocarbon resources in the Weald Basin, onshore UK. We also own an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia, which we currently plan to farmout; and an 11% ownership stake in Central Petroleum Limited (ASX: CTP) (“Central”), a Brisbane based junior exploration and production company that operates one of the largest holdings of prospective onshore acreage in Australia. We conduct our operations through three wholly owned subsidiaries corresponding to the geographical areas in which the Company operates: Nautilus Poplar LLC in the US, Magellan Petroleum (UK) Limited in the UK, and Magellan Petroleum Australia Pty Ltd. in Australia.
Our strategy is to enhance shareholder value by maximizing the value of our existing assets. Our portfolio of operations includes several early stage oil and gas exploration and development projects, the successful development of which requires significant capital, as well as significant engineering and management resources. We are committed to investing in these projects to establish their technical and economic viability. In turn, we are focused on determining the most efficient way to create the greatest value and highest returns for our shareholders.

We were founded in 1957 and incorporated in Delaware in 1967. Our principal executive offices are located at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203, and our phone number is (720) 484-2400. We maintain a website at http://www.magellanpetroleum.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements.
Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:

•
the volatility of oil and natural gas prices and the effect it may have on our profitability, financial condition, cash flows, access to capital, and the ability to grow production volumes and/or reserves;

•
whether the workovers, recompletions, water shutoff technologies, CO2-enhanced oil recovery initiatives, and other drilling efforts at our Poplar properties will result in increased production and cash generation and/or will otherwise result in the successful development of Poplar;

•	whether seismic data will confirm the resource potential of our NT/P82 permit in Australia;

•
uncertainties about the production levels from the properties in which we, through our subsidiaries, have interests, the recoverable reserves at those properties, whether we can obtain the necessary gathering, transportation, and processing capacity to enable the sale of production from those reserves, and the prices that will ultimately be applied to the sale of those reserves;

•	whether we can successfully achieve cost savings while delivering revenue growth;

•	the possibility that exploration and development drilling may not result in commercially producible reserves, or may not otherwise meet our expectations for reserves or production;

•	operational and environmental risks, hazards, and uncertainties in exploration, development, and production activities that could result in substantial losses, including uncertainties regarding our ability to obtain necessary supplies for our development and production programs, such as necessary supplies of CO2 for our CO2-enhanced oil recovery initiative at Poplar;

•	delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	risks associated with equipment procurement and equipment failure;

•	imprecision in the estimates of our actual quantities and present value of proved oil and gas reserves, and uncertainties in the estimates of our actual quantities of non-proved oil and gas reserves;

•	access to capital markets and other uncertainties related to funding; and

•	complex laws and regulations, including environmental regulations, that result in substantial costs and other risks.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the payment of quarterly dividends on the outstanding shares of our Series A convertible preferred stock and the repayment of indebtedness under our senior secured revolving line of credit note with West Texas State Bank (the “Line of Credit Note”). The Line of Credit Note allows us to borrow up to $8.0 million at a floating interest rate based on the Wall Street Journal Prime Rate, which is currently 3.25%. The Line of Credit Note matures on September 30, 2015. We entered into the Line of Credit Note on September 17, 2014 to finance development activity at our Poplar properties and to provide general working capital. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Each time we issue Securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the Securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.
We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the Securities covered by this prospectus.

PLAN OF DISTRIBUTION
We are registering the Securities with an aggregate offering price not to exceed $100,000,000 or the equivalent thereof in one or more currencies, to be sold by the Company under a “shelf” registration process. If we offer any of the Securities under this prospectus we will supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.
We may offer and sell all or a portion of the Securities covered by this prospectus from time to time, in one or more or any combination of the following ways:

•	through one or more underwriters;

•
through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through at the market offerings;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	in privately negotiated transactions;

•	in any combination of these methods of sale; and

•	by any other method permitted by applicable law.
The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
Underwriters, dealers, agents, and others that participate in the distribution of the Securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the Securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers, agents, and others and will describe their compensation.
We may have agreements with underwriters, dealers, agents, and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents, and others may engage in transactions with or perform services for us in the ordinary course of their businesses.
Upon entering into any material arrangement with underwriters, dealers, agents or others, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name or names of any agents, underwriters, or dealers;

•	the terms of the Securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other material terms of the offering.

If required under applicable state securities laws, we will sell the Securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell Securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.
Agents
We may designate agents who agree to solicit purchases for the period of their appointment or to sell Securities on a continuing basis. Unless otherwise set forth in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts, or concessions from us. Agents may also receive compensation from the purchasers of the Securities to whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale.
Underwriters
If we use underwriters for a sale of Securities, the underwriters will acquire the Securities for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise set forth in the applicable prospectus supplement, underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the Securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.
Dealers
We also may sell the Securities to a dealer as principal. If we sell the Securities to a dealer as a principal, then the dealer may resell those Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
At the Market Offerings
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell Securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact amounts regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of the Securities. We will describe any such activities in the prospectus supplement relating to the transaction.
Direct Sales and Institutional Purchases
We may also sell the Securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.
Further, we may authorize agents, underwriters, or dealers to solicit offers by certain types of institutional investors to purchase the Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.
Stabilization Activities
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time. These transactions may be effected on The NASDAQ Capital Market® or otherwise.
Passive Market Making
Any underwriters who are qualified market makers on The NASDAQ Capital Market® may engage in passive market making transactions on The NASDAQ Capital Market® in accordance with Rule 103 of Regulation M.
Costs
We will bear all costs, expenses, and fees in connection with the registration of the Securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF OUR COMMON STOCK
The rights of the holders of our common stock are governed by the Delaware General Corporation Law, our certificate of incorporation, as amended, and our by-laws, as amended. The following is a summary of the material terms of our common stock, and is qualified in its entirety by reference to the complete text of our certificate of incorporation and our by-laws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Authorized Common Stock
Our certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, $0.01 par value per share. As of September 30, 2014, 55,178,558 shares of our common stock were issued and outstanding, including 9,425,114 treasury shares held by us.
See “Description of Our Preferred Stock” below for a discussion of our outstanding Series A convertible preferred stock, which has certain rights and preferences superior to the rights associated with the common stock, and a discussion of the other preferred stock authorized for issuance under our certificate of incorporation, which preferred stock may be issued with voting, conversion, and other rights and preferences superior to the rights associated with the common stock and may adversely affect the rights of holders of our common stock.
Voting Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Section 216 of the Delaware General Corporation Law provides that, generally, unless otherwise provided in our certificate of incorporation or our by-laws or another section of the Delaware General Corporation Law with respect to a specified action, all matters to be voted on by stockholders must be approved by the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote, or, in the case of the election of directors, by a plurality of the votes of shares present or represented by proxy at the meeting and entitled to vote, in each case at a meeting at which a quorum is present. With respect to certain matters where The NASDAQ Capital Market® shareholder approval requirements are applicable, The NASDAQ Capital Market® rules require approval by a majority of the total votes cast on the proposal.
Dividend and Distribution Rights
Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders, subject to any preferential liquidation rights of holders of our preferred stock.
No Preemptive, Conversion, or Redemption Rights
Holders of our outstanding common stock have no preemptive, conversion, or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.
Trading Market
Our common stock is listed for trading on The NASDAQ Capital Market® under the symbol “MPET”. On November 14, 2014, the closing price of our common stock as reported on The NASDAQ Capital Market® was $1.37 per share.
Registrar and Transfer Agent
Our registrar and transfer agent for all shares of common stock is Broadridge.
Anti-Takeover Provisions in our Certificate of Incorporation and By-Laws
Our certificate of incorporation and by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.
Among other things, our certificate of incorporation and by-laws:

•
divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

•	provide that all vacancies on the board of directors, including newly created directorships, may, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

•
provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days prior to the meeting, provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not more than 10 days following the date on which such notice of the meeting date was mailed or public disclosure given. Our by-laws specify the requirements as to the form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

•
provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of 66 2/3% of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law
We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

•
our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by these anti-takeover provisions.

DESCRIPTION OF OUR PREFERRED STOCK
This section describes the general terms and provisions of our currently outstanding Series A convertible preferred stock, and the general terms and provisions of the preferred stock that we may offer in the future under this prospectus. This information is a summary and is not complete in all respects. The specific terms of any series of preferred stock offered in the future will be described in a prospectus supplement, and those terms will supplement and, if applicable, may modify or replace the general terms described in this section. Any series of preferred stock we issue will be governed by our certificate of incorporation and by any certificate of designations relating to that series. We will file any amendment to our certificate of incorporation and any certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock
Our certificate of incorporation authorizes us to issue 50,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when and as authorized by our board of directors.
Our board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock with voting, conversion, and other rights and preferences superior to the rights associated with the common stock or other series of preferred stock that may be outstanding may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.
Our board of directors has authorized the issuance of up to 28,000,000 shares of Series A convertible preferred stock which we refer to as our Series A preferred stock, 20,089,436 shares of which have been issued to One Stone Holdings II LP (“One Stone”) as of September 30, 2014. The terms of the Series A preferred stock, which ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding up, and dissolution, are discussed below under the caption “Series A Preferred Stock.” The remaining 22,000,000 shares of preferred stock authorized by our certificate of incorporation are currently undesignated, and no shares of our preferred stock other than our Series A preferred stock are currently issued or outstanding.
Series A Preferred Stock
On May 10, 2013, we entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) with One Stone. Pursuant to the terms of the Series A Purchase Agreement, we issued and sold to One Stone 19,239,734 shares of Series A Preferred Stock on May 17, 2013 (the “Closing Date”), at a purchase price of $1.22 per share (the “Purchase Price”). During the fiscal year ended June 30, 2014, we issued a total of 849,702 additional shares of Series A Preferred Stock to One Stone in payment of dividends on the Series A Preferred Stock. Subject to certain conditions, each share of Series A Preferred Stock and any related unpaid accumulated dividends is convertible into one share of common stock, at an initial conversion price equal to the Purchase Price (the “Conversion Price”).
The shares of Series A Preferred Stock are subject to the following key terms under the Series A Purchase Agreement and the related Certificate of Designations of Series A Convertible Preferred Stock and Registration Rights Agreement:

•
Dividends. Holders of Series A Preferred Stock are entitled to a dividend equivalent to 7.0% per annum on the face value, which is the Purchase Price plus any accumulated unpaid dividends, payable quarterly in arrears. Dividends are generally payable in cash or in kind (in the form of additional shares of Series A Preferred Stock), at the Company’s option.

•
Conversion. Each share of Series A Preferred Stock is convertible at any time, at the holder’s option, into one share of common stock, based on the initial face amount and a Conversion Price equal to the Purchase Price. The Series A Preferred Stock is entitled to customary anti-dilution protections.

•	Voting. The Series A Preferred Stock is entitled to vote on an as-converted basis with the common stock.

•
Forced Conversion. At any time after the third anniversary of the Closing Date, we have the right to cause the holders to convert all, but not less than all, of the shares of Series A Preferred Stock into shares of common stock, if, among other conditions: (i) the per share price of common stock equals or exceeds 200% of the Conversion Price for a period of 20 out of 30 consecutive trading days, (ii) the average daily trading volume of shares of common stock exceeds an amount equal to the number of shares of common stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock divided by 45, and (iii) the resale of shares of common stock is covered by an effective shelf registration statement, or such shares can be sold under Rule 144 under the Securities Act.

•
Redemption. At any time after the third anniversary of the Closing Date, and upon 30 days prior written notice, we may elect to redeem all, but not less than all, shares of Series A Preferred Stock for an amount equal to the greater of (i) the closing sale price of the common stock on the date we deliver such notice multiplied by the number of shares of common stock issuable upon conversion of the outstanding Series A Preferred Stock, and (ii) a cash payment that, when considering all cash dividends already paid, allows the holders of Series A Preferred Stock to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock. The holders of Series A Preferred Stock will have the right to convert the Series A Preferred Stock into shares of common stock at any time prior to the close of business on the redemption date.

•
Change in Control. In the event of a Change in Control (as defined) of the Company, holders of Series A Preferred Stock will have the option to (i) convert Series A Preferred Stock into common stock immediately prior to the Change in Control, (ii) in certain circumstances, receive stock or securities in the acquirer of the Company having substantially identical terms as those of the Series A Preferred Stock, or (iii) receive a cash payment that, when considering all cash dividends already paid, allows One Stone to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock.

•
Liquidation. Upon a liquidation event, holders of Series A Preferred Stock will be entitled to a non-participating liquidation preference per share of Series A Preferred Stock equal to (i) 115% of the Purchase Price until the second anniversary of the issuance of Series A Preferred Stock, (ii) 110% of the Purchase Price after the second anniversary of issuance until the third anniversary of issuance, (iii) 105% of the Purchase Price after the third anniversary of issuance until the fourth anniversary of issuance, and (iv) thereafter, at the Purchase Price.

•	Ranking. Series A Preferred Stock ranks senior to common stock with respect to dividend rights and rights on liquidation, winding up, and dissolution.

•
Board Representation. For so long as One Stone owns at least 15% or 10% of the fully diluted shares of common stock (assuming full conversion of the Series A Preferred Stock), One Stone will have the right to appoint two members or one member, respectively, to our board of directors. These directors will not be subject to director elections by the holders of common stock at the Company’s annual meetings of stockholders.

•
Minority Veto Rights. For so long as One Stone owns at least 10% of the fully diluted common stock (assuming full conversion of the Series A Preferred Stock), One Stone will hold veto rights with respect to (i) capital expenditures greater than $15.0 million that are not provided for in the then-current annual budget; (ii) certain related-party transactions; (iii) changes to our principal line of business; and (iv) an increase in the size of the board of directors to a number greater than 12.

•
Standstill. For a period of two years following the date of the Series A Purchase Agreement, One Stone is generally prohibited from (i) acquiring direct or beneficial control of any additional equity securities of the Company or any rights thereto; (ii) participating in or forming any voting group or voting trust with respect to any voting securities of the Company; and (iii) seeking to influence, modify, or control management, the board of directors, or any business, policies, or actions of the Company. Until such time as One Stone no longer holds any Series A Preferred Stock, One Stone is prohibited from engaging, directly or indirectly, in any short selling of the common stock.

•
Registration Rights. One Stone is entitled to resale registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock, pursuant to a Registration Rights Agreement.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by the complete Series A Purchase Agreement, and the related Certificate of Designations of Series A Convertible Preferred Stock and Registration Rights Agreement, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more other series. The preferred stock will have the dividend, liquidation, redemption, and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will describe the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid, and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund, and other rights, preferences, privileges, limitations, and restrictions.

Rank
Unless otherwise described in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distributions of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal, or junior to our other capital stock, as may be described in a prospectus supplement, as long as our certificate of incorporation so permits.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends to the extent described in the prospectus supplement when, as, and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be described in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors for the payment of dividends. Dividends on any series of preferred stock may be cumulative or non-cumulative, as described in the applicable prospectus supplement.
Convertibility
Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock, or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will describe whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions of those features.

Redemption
The terms, if any, on which shares of preferred stock of a series may be redeemed will be described in the applicable prospectus supplement.
Liquidation
Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Magellan, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. If the liquidation amounts payable are insufficient to pay any distribution to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred stock of that series will receive nothing.
Voting
The holders of preferred stock of each series will have no voting rights, except as set forth in the certificate of incorporation or the applicable certificate of designations and as described below or in a prospectus supplement.
Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that series;

•	increase or decrease the par value of the shares of that series; or

•	alter or change the powers, preferences, or special rights of the shares of that series so as to affect them adversely.

No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers, or relative, participating, optional, or other special rights except:

•	as discussed above or in the applicable prospectus supplement;

•	as provided in our certificate of incorporation and in any certificate of designations; and

•	as otherwise required by law.

Anti-Takeover Provisions
For a description of anti-takeover provisions that could affect not only the holders of our common stock but also the holders of our preferred stock, see “Description of Our Common Stock – Anti-Takeover Provisions in our Certificate of Incorporation and By-Laws” and “– Anti-Takeover Provisions of Delaware Law” above.

DESCRIPTION OF OUR WARRANTS
The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.
We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock, and may be attached to or separate from any offered securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

As of September 30, 2014, the Company had no outstanding warrants.
Exercise of Warrants
Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.
Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS
We may issue units comprised of any combination of our common stock, preferred stock, and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading “Where You Can Find More Information.”
The applicable provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of Our Preferred Stock,” and “Description of Our Warrants” above, will apply to each unit and to each security included in each unit, respectively.

LEGAL MATTERS
Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuance and sale of the securities being offered by this prospectus.

EXPERTS
Our consolidated financial statements as of June 30, 2014 and 2013, and for the fiscal years ended June 30, 2014 and 2013, have been audited by EKS&H LLLP, an independent registered public accounting firm, and are incorporated herein by reference in reliance on their report dated September 18, 2014, and upon their authority as experts in accounting and auditing.
Certain information with respect to our oil and natural gas reserves incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 is based on the engineering report of Allen & Crouch Petroleum Engineers, Inc., a firm of independent petroleum engineers. Such information is incorporated in this prospectus in reliance on the authority of such firm as experts in petroleum engineering.

Up to $10,000,000 of Shares
Common Stock

PROSPECTUS SUPPLEMENT

December 24, 2014